UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2017 (August 23, 2017)

BioDelivery Sciences International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31361	35-2089858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4131 ParkLake Ave., Suite #225 Raleigh, NC	27612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-582-9050

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement

Item 1.02	Termination of a Material Definitive Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2017, BioDelivery Sciences International, Inc. (the “Company”) and Mark A. Sirgo, the Company’s Vice Chairman, President and Chief Executive Officer (“Sirgo”), executed a Retirement Agreement (“Retirement Agreement”) memorializing the terms of Sirgo’s voluntary retirement from the Company, which will be effective January 2, 2018 (the “Retirement Date”, with the period from August 23, 2017 to the Retirement Date being referred to herein as the “Transition Period”). During the Transition Period and following the Retirement Date, Sirgo will continue to serve as Vice Chairman of the Company’s Board of Directors (the “Board”).

Pursuant to the Retirement Agreement, Sirgo will continue to serve as the Company’s President and Chief Executive Officer during the Transition Period. By entering into the Retirement Agreement, the Company and Sirgo agreed to terminate Sirgo’s employment agreement with the Company, dated August 24, 2004, as amended by that First Amendment thereto (collectively with the related confidentiality agreement between the Company and Sirgo, the “Employment Agreement”) as of the Retirement Date, subject to those provisions of the Employment Agreement which survive termination (as the same were modified by the Retirement Agreement), including provisions related to confidentiality, non-solicitation and non-competition.

In connection with his retirement from the Company, and in consideration of his service to the Company (and in lieu of any similar benefits provided for in the Employment Agreement), Sirgo will receive the following benefits pursuant to the Retirement Agreement:

(i)	a cash payment of $787,000 (less applicable withholdings) to be paid by September 2, 2017;

(ii)	an additional cash payment equal to $787,000 (less applicable withholdings) to be paid on January 15, 2018; and

(iii)	an additional potential cash payment of $236,000 (less applicable withholdings) as provided for in Section 2(a) of the Retirement Agreement.

In addition, pursuant to the Retirement Agreement:

(i)	as of the Retirement Date, all previously vested options held by Sirgo to purchase shares of Company common stock (“Common Stock”) will continue for the life of such options (as opposed to such options terminating on the 90th day following the Retirement Date, as provided for in the Company’s 2011 Equity Incentive Plan, as amended (the “Plan”));

(ii)

Sirgo will be entitled to receive his ordinary year end equity bonus award (in the form of restricted stock units under the Plan (“RSUs”)) for his service as an officer of the Company during 2017, as determined by the Compensation Committee of the Board (the “2017 Equity Award”); provided, however, that (A) with respect to RSUs which by their terms would vest with the passage of time (“Time Vesting RSUs”), Sirgo shall receive a number of shares of Common Stock equal to (1) the Net Present Value (as defined in the Retirement Agreement) of the Time Vesting RSUs that would have been issued to Sirgo for the 2017 Equity Award had he not retired divided by (2) the 30-day volume weighted average price of the Common Stock (the “30-day VWAP”) as of the date of issuance of the 2017 Equity Bonus; and (B) with respect to RSUs which by their terms would vest based on future performance (“Performance Vesting RSUs”), Sirgo shall receive a number of shares of Common Stock determined by multiplying the number of Performance Vesting RSUs that would have been issued to Sirgo for the 2017 Equity Award had he not retired by 0.66;

(iii)	as of the Retirement Date, all previously granted Time Vesting RSUs issued to Sirgo pursuant to the Plan that are unvested as of the Retirement Date shall terminate and, in lieu thereof, Sirgo shall receive a one-time issuance of fully vested shares of Common Stock under the Plan, the number of which will be determined with reference to the Time Vesting RSUs being terminated by dividing (A) the Net Present Value of such Time Vesting RSUs by (B) the 30-day VWAP as of the Retirement Date, and all previously granted RSUs issued to Sirgo pursuant to the Plan which vest due to achievement of future performance milestones that are unvested as of the Retirement Date shall terminate and, in lieu thereof, Sirgo shall receive a one-time issuance of 250,000 fully vested shares of Common Stock under the Plan; and

(iv)	Sirgo will continue to be entitled to receive (if applicable) one hundred percent (100%) of his regular award of vested Common Stock (the “LTIP Stock”) under the Company’s Performance Long Term Incentive Plan (the “LTIP”), with the amount of such LTIP Stock to be determined and issued in accordance with the terms and provisions of the LTIP. The issuance of the LTIP Stock to Sirgo as provided for above shall occur, if applicable, concurrently with the issuance of LTIP Stock to the Company’s officers, but no later than March 15, 2018. Should Sirgo (i) voluntarily resign from his officer positions with the Company prior to the Retirement Date or (ii) voluntarily resign from the Board, in each case prior to payment of any amount of LTIP Stock, Sirgo’s right to receive LTIP Stock from and after that time shall terminate. In the event a Change in Control (as defined in the Retirement Agreement) occurs on or within twelve (12) months following the Retirement Date with a company with whom Sirgo had contact about a potential transaction in his capacity as an employee of the Company prior to the Retirement Date, then the Company shall issue to Sirgo, as an additional retirement benefit, fully vested shares of Common Stock in an amount equal to the number of shares Sirgo would have received pursuant to the LTIP had he remained employed with the Company through the Change in Control.

The Retirement Agreement also contains other customary provisions, including provisions for Sirgo’s continuing participation in certain Company employee benefit plans, mutual releases of claims by the Company and Sirgo (subject to certain exceptions) and a covenant of cooperation.

The foregoing description of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to the Retirement Agreement, a copy of which is filed as Exhibit 10.1 hereto, which is hereby incorporated into this report by reference.

Item 8.01.	Other Information.

On August 23, 2017, the Company issued a press release relating to Sirgo’s retirement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Retirement Agreement, dated August 23, 2017, by and between the Company and Sirgo.

99.1	Press release, dated August 23, 2017, announcing Sirgo’s retirement.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, the press release included herein, and any statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results of the Company search for a new chief executive and the operations of the Company under the leadership of such executive described herein and in the attached press release) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 29, 2017	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Ernest R. De Paolantonio
Name: Ernest R. De Paolantonio
Title: Chief Financial Officer, Treasurer and Secretary